SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

   Preliminary information statement     Confidential, for use of the Commission

[X]      Definitive information statement

                      NON-INVASIVE MONITORING SYSTEMS, INC.
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(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:


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         (2)     Aggregate number of securities to which transaction applies:


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         (3)     Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)     Proposed maximum aggregate value of transaction.


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         (5)     Total fee paid:


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         [ ]     Fee paid previously with preliminary materials.
         [ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:


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         (2)     Form, Schedule or Registration Statement No.:


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         (3)     Filing Party:


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         (4)     Date Filed:


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                      NON-INVASIVE MONITORING SYSTEMS, INC.
                                1840 West Avenue
                           Miami Beach, Florida 33139

APRIL 5, 2001

                              INFORMATION STATEMENT

         This Information Statement is being furnished to stockholders of Non-Invasive Monitoring Systems, Inc. a Florida corporation (the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended (the "Exchange Act"), in connection with an action by written consent, dated March 28, 2001, of the majority of the stockholders of the Company in lieu of the Annual Meeting of Stockholders of the Company for the year ended July 31, 2000 (the "Written Consent");

          Management of the Company is utilizing the Written Consent in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding of a meeting of stockholders, since the only business of such a meeting would be:

         (i) to approve the increase of the number of board of directors from six members to eight members and elect Dr. Marvin A. Sackner, Gerard Kaiser, M.D., Morton J. Robinson, M.D., Stanley C. Sackner, D.O., Taffy Gould, Robert Moss and Jonathan Sackner-Bernstein to hold office until the Company's 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified, and

         (ii) to ratify the appointment of Gerson, Preston & Company, P.A. as the Company's independent certified public accountants for the fiscal year ending December 31, 2001; and

         (ii) to approve the Company's 2000 Stock Option Plan (the "Stock Option Plan").

         The Company's major stockholder, Dr. Marvin A. Sackner, representing approximately 53% of the issued and outstanding shares of the Company's $.01 par value common stock (the "Common Stock") has voted for Management's nominees for election as Directors, the ratification of the appointment of Gerson, Preston & Company, P.A. as the Company's independent certified public accountants for the fiscal year ending December 31, 2001 and the approval of the Stock Option Plan, thereby ensuring the election of such nominees, ratification of the appointment of the independent certified public accountants and approval of the Stock Option Plan. See "Stockholder Approval Previously Obtained"; and "Security Ownership of Certain Beneficial Owners and Management". The Company has received the executed Written Consent from Dr. Marvin A. Sackner.

         Stockholders of record at the close of business on April 5, 2001 are being furnished copies of this Information Statement. This Information Statement is being mailed to the stockholders of the Company, commencing on or about April 16, 2001.

         Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Exchange Act, of these corporate actions.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  ACTIONS TAKEN

         The Company, as authorized by the necessary approvals of the Board of Directors of the Company and the majority of the stockholders of the Company, have (i) approved the increase of the number of board of directors from six members to eight members and elected Dr. Marvin Sackner, Gerard Kaiser, M.D., Morton J. Robinson, M.D., Stanley C. Sackner, D.O., Taffy Gould, Robert Moss and Jonathan Sackner-Bernstein to hold office until the Company's 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of Gerson, Preston & Company, P.A. as the Company's independent certified public accountants for the fiscal year ending July 31, 2001; and (iii) approved the Company's 2000 Stock Option Plan (the "Stock Option Plan").

         A copy of the Stock Option Plan is attached hereto as Exhibit A. The Stock Option Plan was adopted to reserve two million (2,000,000) shares of Common Stock available for issuance pursuant to the Stock Option Plan and to provide for other forms of employee benefits. The shares of Common Stock will be used to provide an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, and upon whose efforts and judgment the success of the Company is largely dependent, including key employees, consultants, independent contractors, advisory board members, officers and directors, including outside directors.

         The consent of the majority of stockholders with respect to the election of directors, ratification of the Company's independent certified public accountants for the fiscal year ending July 31, 2001 and the approval of the Stock Option Plan, was effective on March 28, 2001. A complete summary of each of these matters is set forth herein.

                              NO DISSENTERS' RIGHTS

         Pursuant to the Florida Business Corporation Act, none of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

         As of April 5, 2001, the Company had 21,514,726 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. At a meeting held on December 15, 2000 and by written consent in lieu of a meeting, dated March 28, 2001, a majority of stockholders (i) approved the increase of the number of board of directors from six members to eight members and elected Dr. Marvin Sackner, Gerard Kaiser, M.D., Morton J. Robinson, M.D., Stanley C. Sackner, D.O., Taffy Gould, Robert Moss and Jonathan Sackner-Bernstein to hold office until the Company's 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and (ii) ratified the appointment of Gerson, Preston & Company, P.A. as the Company's independent certified public accountants for the fiscal year ending December 31, 2001 and (iii) approved the adoption and implementation of the Stock Option Plan. Such action by meeting and written consent (i) is sufficient to satisfy the applicable requirements of Florida law, and (ii) is sufficient to satisfy the applicable requirements of Section 16 of the Exchange Act, that the Stock Option Plan be approved by the stockholders. Accordingly, the stockholders will not be asked to take action on the Stock Option Plan at any future meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT.

         The following table sets forth certain information regarding NIMS' Common Stock, Series C Convertible Preferred Stock and NIMS' voting securities beneficially owned on April 5, 2001, by (i) each person who is known by NIMS to own beneficially or exercise voting or dispositive control over 5% or more of NIMS' Common Stock, (ii) each of NIMS' Directors and (iii) all executive officers and Directors as a group:

                                                          No. of Shares
                                                          of Series C                        No. of Shares
                        No. of Shares                     Convertible                        of Voting
                        of Common Stock   Percentage of   Preferred Stock                    Securities          Percentage of
Name and Address        Beneficially      Beneficial      Beneficially      Percentage       Beneficially        Beneficial
Identify of Group       Owned (1)         Ownership (2)   Owned (1)         of Class (3)     Owned (1)           Ownership (4)
Marvin A.               11,426,397(5)        53.1%        36,855.92           59.4%          11,463,252.92(5)         53.1%
Sackner, M.D.
1840 West Avenue,
Miami Beach, FL
33139

Ruth Sackner            11,426,397(5)        52.9%        36,855.92           59.4%          11,463,252.92(5)         53.1%
1840 West Avenue,
Miami Beach, FL
33139

Stanley C.                 177,500(6)          *           1,198.19            1.9%             178,698.19(6)           *
Sackner, D.O.
1840 West Avenue,
Miami Beach, FL
33139

Morton J.                  333,333            1.5%         1,073.19            1.7%             334,406.19             1.5%
Robinson, M.D.
1840 West Avenue,
Miami Beach, FL
33139

Jonathan                    54,550(7)          *               -0-              *                54,550 (7)             *
Sackner-Bernstein
12 Southlawn
Avenue
Dobbs Ferry, NY
10522

Gerard Kaiser,              41,666             *              75.00             *                41,741                 *
M.D.
1840 West Avenue,
Miami Beach, FL
33139

Taffy Gould                    -0-             *               -0-              *                   -0-                 *
1840 West Avenue,
Miami Beach, FL
33139

Robert Moss                    -0-             *               -0-              *                   -0-                 *
1840 West Avenue,
Miami Beach, FL
33139

All executive           12,033,446           55.9%        39,727.30             64%          12,073,173.3             55.9%
officers and
directors as a
group (8 persons)

---------------------------
 *       Less than 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of option and warrants. Each beneficial owner's percentage ownership is determined by assuming that option and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.
(2) Based on 21,514,726 shares of Common Stock issued and outstanding as of April 5, 2001.
(3) Based on 62,048 Series C Convertible Preferred Stock issued and outstanding, as of April 5, 2001.
(4) Based on 21,576,874 shares consisting of 21,514,726 shares of Common Stock and 62,048 Series C Convertible Preferred Stock issued and outstanding. Holders of Series C Preferred Stock are entitled to vote together with the holders of shares of Common Stock on a share-for-share basis as a single class, on all matters except as otherwise required by law.
(5) Represents securities held by Dr. Marvin A. Sackner and Ruth Sackner, his spouse.
(6) Includes shares of Common Stock held by a pension plan established in connection with Dr. Stanley Sackner's medical practice and securities held jointly by Dr. Sackner and his spouse.
(7) Includes securities held jointly by Mr. Sackner-Bernstein, his spouse and immediate family.

                    ELECTION OF DIRECTORS BY WRITTEN CONSENT

         The following table sets forth certain information with respect to persons elected to the Board of Directors of the Company by the Written Consent:

        Name                      Age       Position

Marvin A. Sackner, M.D.           69        Chairman of the Board,
                                            Chief Executive Officer and Director

Gerard Kaiser, M.D.               69        Director

Morton J., Robinson, M.D.         68        Director

Stanley C. Sackner, D.O.          64        Director

Taffy Gould                       58        Director

Robert Moss                       65        Director

Jonathan Sackner-Bernstein        40        Director

Andrew Smulian                    55        Director

     Set forth below are the biographies of each of the Company's Directors (all of whom were elected by Written Consent:

         MARVIN A. SACKNER, M.D., was elected to his positions as Chairman of the Board, Chief Executive Officer and Director with the Company in November 1989. From 1974 until October 1991, Dr. Sackner was the Director of Medical Services at Mount Sinai in Miami Beach, Florida. From 1973 to 1986, Dr. Sackner was the President of the American Thoracic Society. Dr. Sackner was the Chairman of the Pulmonary Disease Subspecialty Examining Board of the

American Board of Internal Medicine from 1977 to 1980. He also currently serves as Medical Director of LifeShirt.com, Inc.

         GERARD KAISER, M.D. was elected a Director of the Company in November 1989. Since 1971, he has been at the University of Miami School of Medicine and currently serves as Senior Associate Dean for Clinical Affairs. He also serves as Senior Vice President for Medical Affairs at Jackson Memorial Hospital.

         MORTON J. ROBINSON, M.D. was elected a Director of the Company in November 1989. Dr. Robinson is Director and Chairman of the Department of Pathology and Laboratory Medicine at Mount Sinai Medical Center, Miami Beach. He is a Professor of Pathology at the University of Miami School of Medicine.

         STANLEY C. SACKNER, D.O. was elected a Director of the Company in November 1989. Dr. Sackner is on honorary staff of the Department of Anesthesiology at Memorial Hospital in Union, New Jersey.

         TAFFY GOULD was appointed as a Director of the Company in December, 2000. She was an executive with Housing Engineers of Florida, Inc., a real estate management company. In December, 2000, she founded of GlobalTechnologyAgents.com, LLC, which advises technology companies and end-users in the business, academic, and medical spheres, worldwide.

         ROBERT MOSS was appointed as a Director of the Company in December, 2000. He is the Chairman and Chief Executive Officer of Mahler Company, Inc., an international consulting firm that conducts advanced management training programs for executives worldwide.

         JONATHAN SACKNER-BERNSTEIN was appointed as a Director of the Company in December, 2000. He is a board-certified Internist and Cardiologist, and, the Director of The Heart Failure Program and Associate Chief of the Division of Cardiology at St. Luke's Roosevelt Hospital Medical Center in New York City. Dr. Sackner-Bernstein is Assistant Professor of Clinical Medicine at Columbia University, College of Physicians and Surgeons. He is the Founder and President of Help-A-Friend Online, Inc., a company that provides tools to patients to enable them to work with their doctors to get better health care.

         ANDREW M. SMULIAN was appointed as a Director of the Company in December, 2000. He is a Shareholder in Akerman, Senterfitt & Eidson, P.A. and practices real estate and banking and finance law.

         Directors of the Company hold their offices until the next annual meeting of the Company's stockholders or until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Other than an Audit and Legal Committee consisting of Gerard Kaiser and Stanley Sackner and a Compensation and Stock Option Review Committee consisting of Marvin A. Sackner and Morton J. Robinson, there are no committees of the Board of Directors. The Board of Directors met one times in fiscal 2000. The Audit and Legal Committee did not meet in fiscal 2000, and the Compensation and Stock Option Review Committee met one time in fiscal 2000.

         Officers of the Company serve at the pleasure of the Board of Directors and until the first meeting of the Board of Directors following the next annual meeting of the Company's stockholders and until their successors have been chosen and qualified. Members of the Board of Directors receive options to purchase 15,000 shares of the Company, pursuant to the Stock Option Plan, as compensation for their participation on the Board of Directors.

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executives officers and holders of more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 2000, all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with.

         The affirmative vote of a majority of the stockholders has approved the increase of the number of members of the board of directors from six members to eight members and elected Dr. Marvin A. Sackner, Gerard Kaiser, M.D., Morton J. Robinson, M.D., Stanley C. Sackner, D.O., Taffy Gould, Robert Moss and Jonathan Sackner-Bernstein to hold office until the Company's 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Gerson, Preston & Company, P.A. as the Company's independent certified public accountants for the fiscal year ending July 31, 2001. Gerson, Preston & Company, P.A. was the independent public auditor of the Company for the fiscal year ended July 31, 2000. The affirmative vote of a majority of the stockholders has ratified the appointed votes of Gerson, Preston & Company, P.A. as the Company's independent public auditor.

          NON-INVASIVE MONITORING SYSTEMS, INC. 2000 STOCK OPTION PLAN

         Under the 2000 Stock Option Plan (the "Stock Option Plan"), options to purchase an aggregate of not more than 2,000,000 shares of common stock may be granted from time to time to key employees (including officers), consultants and directors. Options shall be designated as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs"). The Stock Option Plan is administered by a committee consisting of Dr. Marvin A. Sackner and Morton J. Robinson, M.D. (the "Committee"). The Committee is generally empowered to interpret the Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the Stock Option Plan will be not less than 100% (110% for ISOs if the optionee owns more than 10% of the common stock) of the fair market value per share of common stock on the date the options are granted. The Stock Option also provides for the issuance of stock appreciation rights at the discretion of the Committee and provides for the issuance of restricted stock awards at the discretion of the Committee.

         Options will be exercisable for a term that will not be greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10% of the common stock). In the event of the termination of the relationship between the option holder and the Company for cause (as defined in the Stock Option Plan), all options granted to that option holder terminate immediately. Options may be exercised during the option holder's lifetime only by the option holder or his or her guardian or legal representative.

         Options granted pursuant to the Stock Option Plan which are ISOs are intended to enjoy the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs exercisable for the first time by an option holder during any calendar year (under all plans of the Company) may not exceed $100,000. The Board of Directors of the Company may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an option holder's rights under an option previously granted under the Stock Option Plan requires the consent of the option holder.

         The Board of Directors of the Company believes that the Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

         The affirmative vote of a majority of the stockholders has approved the Stock Option Plan.

                       MATERIAL INCORPORATED BY REFERENCE

         The audited balance sheets of the Company as of July 31, 2000, 1999 and 1998 and the related statements of operations, shareholders' equity (deficit) and cash flows for the three years ended July 31, 2000, are incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2000. The Company's unaudited consolidated balance sheets as of October 31, 2000 and January 31, 2001, are incorporated herein by reference to the Company's Quarterly Reports on Form 10-QSB for the quarter ended October 31, 2000 and January 31, 2001 respectively.


                                By Order of the Board of Directors

                                /s/ Dr. Marvin Sackner
                                ------------------------------------------------
                                Dr. Marvin Sackner, Chairman of the Board
April 5, 2001

                                                                       Exhibit A

             ======================================================
                      NON-INVASIVE MONITORING SYSTEMS, INC.
                             2000 STOCK OPTION PLAN
             ======================================================

         1. Purpose. The purpose of the Non-Invasive Monitoring Systems, Inc., 2000 Stock Option Plan (the "Plan") is to advance the interests of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the "Company"), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, including key employees, consultants, independent contractors, advisory board members, Officers and Directors, by authorizing the grant of options to purchase Common Stock of the Company to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

         2. Definitions. As used herein, the following terms shall have the meanings indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Cashless" or "Net Issue" exercise. In lieu of exercising the Option, the Optionee may pay in whole or in part with Shares, the number of which shall be determined by dividing (a) the aggregate Fair Value of such Shares otherwise issuable upon exercise of the Option minus the aggregate Exercise Price of such Option by (b) the Fair Value of one such Share, or the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option equal to the quotient of the (a) aggregate Fair Value of all the Shares issuable upon exercise of the Option minus the aggregate Exercise Price of such Option (b) divided by the Fair Value of one such share. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

                  (c) "Cause" shall mean any of the following:

                           (i) a determination by the Company that there has
been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

                           (ii) a determination by the Company that there has
been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

                           (iii) any conduct by the Optionee that either results
in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

                           (iv) a determination by the Company that the Optionee
has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or its personnel;

                           (v) any act by the Optionee that the Company
determines to be in willful or wanton disregard of the Company's best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

                           (vi) a determination by the Company that there has
been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

                           (vii) if the Optionee, while employed by the Company
and for two years thereafter (or such shorter period as may be stated in any employment, confidentiality or noncompete agreement with the Optionee), violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee's employment for "cause," the term "Cause" for purposes of this Plan shall have the meaning as set forth in the Optionee's employment agreement in lieu of the definition of "Cause" set forth in this Section 2(b).

                  (d) "Change of Control" shall mean the acquisition by any person or group (as that term is defined in the Securities Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 50% or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 50% or more in voting power of the outstanding stock of the Company.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" shall mean the stock option or compensation committee appointed by the Board or, if not appointed, the Board.

                  (g) "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

                  (h) "Confidential Information" shall mean any and all information pertaining to the Company's financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, "know-how," trade

                                     2 of 12
secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.

                  (i) "Director" shall mean a member of the Board.

                  (j) "Employee" shall mean any person, including Officers, Directors, consultants and independent contractors, who is either employed or engaged by the Company or any parent or Subsidiary of the Company within the meaning of Code Section 3401(c) or the regulations promulgated thereunder. For purposes of any Non-Statutory Stock Option or Nonqualified Stock Option only, any Officer or Director of the Company shall be considered an Employee even if he or she is not an Employee within the meaning of the first sentence of this section.

                  (k) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing sales price or, if not available the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

                  (l) "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, any person sharing the Employee's household (other than a tenant or Employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these person (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty percent of the voting interests.

                                    3 of 12

                  (m) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

                  (n) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3)(i) (17 C.F.R. ss.240.16(b)-3(b)(3)(i)) under the Securities
Exchange Act.

                  (o) "Non-Statutory Stock Option" or "Nonqualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (p) "Officer" shall mean the Company's chairman, chief executive officer, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss.229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

                  (q) "Option" (when capitalized) shall mean any stock option granted under this Plan.

                  (r) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  (s) "Plan" shall mean this 2000 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval within 12 months of the date thereof by holders of a majority of the Company's issued and outstanding Common Stock of the Company.

                  (t) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (u) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (v) "Share" or "Shares" shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

                  (w) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    4 of 12

         3. Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to two million (2,000,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         4. Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code
Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

         5. Conditions for Grant of Options.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all employees of the Company or its Subsidiaries; Incentive Stock Options, however, may only be granted to employees of the Company who satisfy the first sentence of Section 2(j) of this Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) the exercise price or prices of the Option or any installments thereof, (ii) prescribing the date or dates on which the Option becomes and/or remains exercisable, (iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals, (iv) relating an Option to the continued employment of the Optionee for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Option, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                                    5 of 12

                  (c) The Options granted to employees of the Company under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

         6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% shareholder, the per Share exercise price will not be less than 110% of the Fair Market Value in accordance with Section 14 of this Plan. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this
Section 6, be deemed to have been granted on the date of the re-granting.

         7. Exercise of Options.

            An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable shareholders' agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. Additionally, any Option may be exercised pursuant to a Cashless or Net Issue exercise provision set forth in the Option agreement evidencing such Option. No Optionee shall be deemed to be a holder of any shares subject to an Option unless and until a stock certificate or certificates for such shares are issued to the person(s) under the terms of this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

                                    6 of 12

                  (a) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

                  (a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

                  (b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control.

                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. Termination of Option Period.

                  (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

                           (i) three months after the date on which the
Optionee's employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee's employment with the Company by such Optionee following less than 30 days' prior written notice to the Company of such termination (an "Improper Termination"), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

                           (ii) immediately upon (A) the termination by the
Company of the Optionee's employment for Cause, or (B) an Improper Termination;

                           (iii) one year after the date on which the Optionee's
employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

                           (iv) the later of (A) 12 months after the date of
termination of the Optionee's employment by reason of death of the employee, or
(B) three months after the date

                                    7 of 12
on which the Optionee shall die if such death shall occur during the one-year period specified in Subsection 9(a)(iii) hereof.

                  (b) The Committee in its sole discretion may, by giving written notice ("cancellation notice"), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

                  (c) Upon Optionee's termination of employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in the Option agreement evidencing such Option shall be immediately canceled.

         10. Adjustment of Shares.

                  (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company's purchase of Shares pursuant to a plan of repurchase approved by the Board or to exercise a "call" purchase option), then and in such event:

                           (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned;

                           (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

                           (iii) such adjustments shall be made by the
Committee, whose determination in that respect shall be final, binding and conclusive.

                  (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of shares or obligations of the Company convertible into such shares or other

                                    8 of 12
securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options;
(iv) any purchase or issuance by the Company of Shares or other classes of Common Stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

                  (e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

         11. Transferability of Options. No Option granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option shall be exercisable during the Optionee's lifetime by any person other than the Optionee.

         12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to
the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) an agreement and undertaking to comply with all
of the terms, restrictions and provisions set forth in any then applicable shareholders' or other agreement relating to the Shares, including, without limitation, any restrictions on sale or transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements; and

                           (iii) any restrictive legend or legends, to be
embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

                                    9 of 12

         13. Administration of this Plan.

                  (a) This Plan shall be administered by a Committee which shall consist of not less than two Directors. In the event the Common Stock is listed or admitted for trading on any United States national securities exchange or as otherwise required by or advisable under any applicable laws, rules or regulations, the Plan shall be administered by a Committee consisting of not less than two Non-Employee Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

                  (b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option,
(v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including repricing, canceling and regranting Options.

                  (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

                  (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

                  (e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

         14. Incentive Options for 10% Shareholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         15. Stock Appreciation Rights. The Committee may grant stock appreciation rights to employees of the Company, either or tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the

                                    10 of 12
right is exercised, payment in an amount equal to the excess of the Share's Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of surrender, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

         16. Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in Shares or denominated in units of Shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

         17. Interpretation.

                  (a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                  (b) This Plan shall be governed by the laws of the State of Florida.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

                  (e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the Company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

                  (f) From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act, it is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding the above, it shall be the responsibility of each Optionee, not of the Company or the Committee, to comply with the requirements of Section 16 of the Securities Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any

                                    11 of 12
successor rule thereto, or if any such person incurs any liability under Section 16 of the Securities Exchange Act.

         18. Market Standoff or Lock-Up Agreements. Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the period as may be agreed to by the Company and such underwriters (the "Lock-Up Period") following the effective date of such registration. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such Lock-Up Period.

         19. Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the shareholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee

         20. Termination Date. This Plan shall remain in effect until terminated by the Board, but not later than 10 years after the date of grant of any Option hereunder, whichever first occurs.

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